UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.            Entry into a Material Definitive Agreement.

Director and Officer Indemnification Agreements

On August 22, 2017, PHH Corporation (the “Company”) entered into separate indemnification agreements (each, a “2017 Indemnification Agreement”) with Mr. James C. Neuhauser, Mr. Kevin Stein and Ms. Kathleen Williamson (each, an “Indemnified Person”).  As previously disclosed, Messrs. Neuhauser and Stein were elected to serve as members of the Company’s Board of Directors effective June 28, 2017 and Ms. Williamson was appointed Senior Vice President and Chief Human Resources Officer of the Company effective July 1, 2017.

The Company has pursuant to the 2017 Indemnification Agreements agreed to indemnify and advance expenses and costs incurred by each Indemnified Person in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of the Company.  The 2017 Indemnification Agreements additionally provide, among other things, that the applicable Indemnified Person is entitled to indemnification and expense advance in connection with a successful action brought by such Indemnified Person to enforce the terms of the 2017 Indemnification Agreement.

The 2017 Indemnification Agreements also provide that (a) except for a proceeding by such Indemnified Person, the Company has the right to defend the applicable Indemnified Person in any proceeding which may give rise to indemnification under the 2017 Indemnification Agreement and (b) each Indemnified Person has the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the applicable Indemnified Person in a timely manner. The 2017 Indemnification Agreements further require the Company to use its reasonable best efforts to acquire directors and officers liability insurance covering each Indemnified Person for any claim made against the applicable Indemnified Person by reason of his or her service to the Company.

The 2017 Indemnification Agreements are substantially identical to the indemnification agreements entered into by all other current directors and executive officers of the Company, the form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 21, 2015 (the “Form Indemnification Agreement”).   Particularly, the 2017 Indemnification Agreements are identical to the Form Indemnification Agreement, except solely for the absence of provisions included in the Form Indemnification Agreement that served to terminate prior separate indemnification agreements to which the then-current executive officers and directors of the Company were a party.

The foregoing description of the 2017 Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William Brown
		Name:	William Brown
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: August 23, 2017